Exhibit 99.2

REVOLVING CREDIT AGREEMENT

November 10, 2008

Subject to the terms of conditions of this Revolving Credit Agreement (this “Agreement”), each Lender listed on Schedule 1 hereto (each, a “Lender” and collectively, the “Lenders”) severally agrees to make advances in U.S. Dollars or any Alternative Currency (as defined below) (each, an “Advance” and collectively, the “Advances”) on a revolving basis to the parties listed on Schedule 2 hereto (each, a “Borrower” and collectively, the “Borrowers”), ratably in accordance with its Commitment Percentage in an aggregate principal amount at any time outstanding not to exceed such Lender’s Commitment plus such Lender’s Commitment Percentage of the PIK Amount.  Amounts borrowed under the Commitments may be prepaid and reborrowed from time to time in accordance with the terms of this Agreement.

For value received and in consideration of the Advances made to the Borrower by each Lender, each Borrower hereby unconditionally and irrevocably promises to pay to each Lender at its Payment Office listed in Schedule 2 hereto, or to such other Person or at such other place as the Lender may designate in writing to the Borrower, the aggregate principal amount of all Advances (together with any accrued interest thereon) on December 10, 2010 (the “Termination Date”).  The Obligations shall be the joint and several obligation of each Borrower.

Each Borrower also promises to pay to each Lender at its Payment Office (i) interest on the unpaid principal amount of each Advance from time to time outstanding at a rate per annum equal to a fixed rate (the “Applicable Rate”) of 15.00% per annum plus LIBOR for an Interest Period of l, 2 or 3 months, as selected by the applicable Borrower prior to such Advance, or such other Interest Period as may be agreed upon between such Borrower and each of the Lenders prior to such Advance; provided, however, that if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day and (ii) a commitment fee equal to 0.50% of the average daily amount of the unused portion of such Lender’s Commitment for the period from and including the date hereof to the earlier to occur of (x) the Termination Date and (y) the date on which the Commitments are terminated in full. Interest and fees shall be computed on the basis of a 360 day year for actual days elapsed.

Interest on Advances shall be payable on the last day of the Interest Period therefore (and, if such Interest Period shall exceed three months, on the last day of each three-month period occurring during such Interest Period), but in no event more frequently than monthly, and, together with principal, on the date such Advance is due and payable to the Lenders, or the principal thereof prepaid (in each case, an “Interest Payment Date”).  Commitment fees on the unused portion of the Commitments shall be payable on the last day of each calendar quarter.  The Borrowers further agree that upon and following the occurrence of an Event of Default, the Termination Date or any accelerated maturity of Advances hereunder, all outstanding Advances shall bear interest (computed daily) at a rate equal to 2% per annum in excess of the rate then applicable to such Advance, payable on demand.  In no event shall interest payable hereunder exceed the maximum rate of interest permitted under applicable law.  If any payment to be so made hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, to the extent permitted by applicable law, interest thereon shall be payable at the then applicable rate during such extension, unless the result of such extension would be to extend such

Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.  Notwithstanding the foregoing, on any Interest Payment Date prior to the Termination Date, a Borrower may elect (a “PIK Election”) to capitalize a portion (the “PIK Amount”) of the accrued interest on the applicable Advance by adding (effective as of such Interest Payment Date) an amount equal to up to 80% of the portion of the interest then due and payable in respect of such Advance constituting the Applicable Rate to the outstanding principal of such Advance.  Notice of any PIK Election shall be made concurrently with notices of continuations of Advances as provided in Section 1.  All payments made in connection with this Agreement shall be made in lawful money of the United States (other than principal payments made in respect of Advances denominated in any Alternative Currency, which payments shall be made in the same currency as such Advance) in immediately available funds ratably among the Lenders in accordance with the respective outstanding principal amounts of Advances then held by Lenders and shall be applied first to the payment of all fees, expenses and other amounts due to the Lenders (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that following the Termination Date or any accelerated maturity of Advances hereunder following an Event of Default, payments will be applied to the Obligations owed to each Lender as such Lender determines in its sole discretion.

In consideration of the making of the Advances evidenced by this Agreement, the Borrowers hereby further agree as follows:

1.             Advance Requests.  Requests for Advances, and for continuations of Advances to Interest Periods subsequent to the initial Interest Period applicable thereto, shall be made not less than four Business Days prior to the first day of each Interest Period for each such Advance.  Each such request for Advances shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Any Advance shall be deemed to have been made for the benefit of and at the request of the relevant Borrower notwithstanding that such request may have been made orally, in writing, or by someone other than the Borrower.  Notice of any such request must be received by the Lender by no later than 10:00 a.m. (New York time).

2.             Termination or Reduction of Commitments; Prepayments.

(a)           The Borrowers shall have the right, upon at least six Business Day’s prior written notice to the Lenders, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of the Commitments shall be permitted if, after giving effect thereto and to any prepayments of Advances made on the effective date thereof, the aggregate outstanding principal amount of the Advances would exceed the Total Commitment plus the aggregate PIK amount.  Any reduction of the Commitments shall be in an aggregate amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and shall reduce permanently the Commitment then in effect.  Notice of any such termination or reduction must be received by the Lenders by no later than 10:00 a.m. (New York time).

(b)           The Borrowers may prepay Advances only upon at least four Business Day’s prior written notice to the Lenders (which notice shall be irrevocable) and any such prepayment which shall not occur on the last day of the Interest Period for such Advance shall be subject to the Yield Protection provisions set forth in Section 4.  Each such prepayment shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Notice of any such prepayment must be received by the Lenders by no later than 10:00 a.m. (New York time).

3.             Lender’s Books and Records.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Advance made by such Lender, including (a) the amount of each Advance made hereunder, the currency thereof, the outstanding PIK Amount, the rate of interest and the Interest Period applicable thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to such Lender hereunder and (c) the amount of any sum received by such Lender hereunder. The entries made in the accounts maintained pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Advances in accordance with the terms of this Agreement.

4.             Yield Protection. Upon request of any Lender, the Borrowers shall pay to such Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense incurred as a result of: (i) any payment of an Advance on a date other than the last day of the Interest Period for such Advance (whether through voluntary prepayment, acceleration or otherwise); (ii) any failure by a Borrower to borrow an Advance on the date specified by such Borrower; or (iii) any failure of a Borrower to pay or prepay an Advance on the date for payment or prepayment specified by such Borrower. For the purpose of this Section 4, the determination by the Lender of such losses and reasonable expenses shall be conclusive if made reasonably and in good faith.

5.             Increased Costs and Capital Adequacy.

(a)           If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected or contemplated by subsection (e) below); or

(ii)           impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Advances made by any Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Advance (or of maintaining its obligation to make any such Advance), or to reduce the amount of any sum received or receivable by the Lender (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b)           If any Lender determines that any Change in Law affecting such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the obligations of such Lender hereunder or the Advances made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           A certificate of such Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a)

or (b) of this Section 5 and delivered to the Borrowers shall be conclusive absent manifest error.  The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 5 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate any Lender pursuant to the foregoing provisions of this Section 5 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

(e)           The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Advance that bears interest by reference to LIBOR equal to the actual costs of such reserves allocated to such Advance by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Advance; provided the Borrowers shall have received at least 10 days’ prior notice of such additional interest from such Lender.  If such Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

6.             Mitigation Obligations.  If any Lender requests compensation under Section 5, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of such Lender pursuant to Section 7, or if any Lender gives a notice pursuant to Section 9 or 10, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5 or 7, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 9 or 10, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

7.             Taxes.

(a)           Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without reduction or withholding for any Indemnified Taxes, provided that if any Borrower shall be required by applicable law to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 7) each Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions or withholdings and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           The Borrowers shall indemnify any Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by such Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrowers by any Lender shall be conclusive absent manifest error.

(d)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e)           Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder shall deliver to such Borrower, at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, such Lender, if requested by such Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower as will enable such Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(f)            Any Foreign Lender shall deliver to the Borrowers (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowers, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)            duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(ii)           duly completed copies of Internal Revenue Service Form W-8ECI;

(iii)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN; or

(iv)          any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers to determine the withholding or deduction required to be made.

(g)           If any Lender determines, in its sole discretion, which shall be exercised in a commercially reasonable manner, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which such Borrower has paid additional amounts pursuant to this Section 7, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 7 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender in the event such Lender is required to repay such refund to such Governmental Authority.  This subsection (g) shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

(h)           Each Borrower and Lender shall treat the Advances as indebtedness for United States federal income tax purposes and shall take no position contrary to such treatment.

8.             Indemnity.  The Borrowers agree to indemnify the Lenders and their respective directors, officers, employees, agents and controlling Persons and the directors, officers, employees, agents of such controlling Persons (collectively, “Indemnitees”) against, and to hold the Indemnitees harmless from, any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by or asserted against the Indemnitees arising out of, in any way connected with, or as a result of, the entering into this Agreement, any making of Advances and the use of the proceeds of any Advance by the Borrowers; provided, however, that this indemnity shall not, as to any Indemnitee, apply to (x) any such losses, claims, damages, liabilities, costs or expenses to the extent resulting from the gross negligence or the willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction or (y) a claim brought by any of the Borrowers against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder, if any Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  Unless an Event of Default shall have occurred and be continuing, the Borrowers shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Borrowers shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee.  Notwithstanding the Borrowers’ election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Borrowers shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Borrowers to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include the Borrowers and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Borrowers; (iii) the Borrowers shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the Borrowers shall authorize such Indemnitee to employ separate counsel at the Borrowers’ expense.  The Borrowers will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Borrowers’ consent, which consent may not be unreasonably withheld or delayed.  The provisions of this paragraph and the other indemnity obligations of the Borrowers under this Agreement shall survive the repayment of any Advance and the payment of the Borrower’s other Obligations under this Agreement.  Notwithstanding the foregoing, this Section 8 shall not apply to indemnifications with respect to Taxes, which shall be governed exclusively by Section 7.

9.             Alternate Rate of Interest.  In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for an Advance, the Required Lenders shall have determined (a) that dollar deposits in the amount of the requested principal amount of such Advance are not generally available in the London interbank market, (b) that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Required Lenders of making or maintaining such Advance during such Interest Period, or (c) that reasonable means do not exist for ascertaining LIBOR, the Required Lenders shall, as soon as practicable thereafter, give written notice of such determination to the Borrower.  In the event of any such determination, until the circumstances giving rise to such notice no longer exist, all amounts outstanding hereunder shall bear interest at a rate to be collectively reasonably determined by the Lenders in consultation with the Borrowers (the “Lender Funding Cost”) to represent the cost for making available or maintaining such amounts outstanding.  Each such determination by the Lenders hereunder shall be accompanied by a certificate setting forth in reasonable detail the basis for such determination and the manner in which the Lender Funding Cost was determined and shall be conclusive absent manifest error.

10.           Change in Legality.

(a)           Notwithstanding anything to the contrary herein contained, if any Change in Law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Advance, then, by written notice to the Borrowers, the Lenders may:

(i)   declare that Advances will not thereafter be made by the Lenders hereunder, whereupon the Borrowers shall be prohibited from requesting Advances from the Lender hereunder unless such declaration is subsequently withdrawn; and

(ii)   require that all outstanding Advances made by it be converted to Advances with interest based on the Lender Funding Cost (“LFC Advances”), in which event (x) all Advances shall be automatically converted to LFC Advances as of the effective date of such notice as provided in paragraph (b) below and (y) all payments and prepayments of principal which would otherwise have been applied to repay the converted Advances shall instead be applied to repay the LFC Advances resulting from the conversion of such Advances.

(b)           For purposes of this Section 10, a notice to the Borrowers by the Lenders pursuant to paragraph (a) above shall be effective, if lawful, on the last day of the then current Interest Period; in all other cases, such notice shall be effective on the day of receipt by the Borrowers.

11.           Conditions to Initial Advance; Conditions to Each Advance.

(a)           The agreement of each Lender to make the initial Advance requested to be made by it shall be subject to the prior or concurrent occurrence of the Closing Date (as defined in the Secured Revolving Credit Agreement as in effect on the date hereof and without giving effect to any amendment, modification or waiver with respect to such term by the lenders under the Secured Revolving Credit Agreement).

(b)           The agreement of each Lender to make any Advance (including the initial Advance) requested to be made by it on any date shall be subject to the satisfaction of the following conditions precedent:

(i)            no Default or Event of Default shall have occurred and be continuing;

(ii)           all representations and warranties made by any Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Advance (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(iii)          the Lenders shall have received a notice requesting such Advance in accordance with the requirements of Section 1 setting forth (i) the requested borrowing date, (ii) the amount and currency of the requested Advance and (iii) the initial Interest Period applicable to such Advance; and

(iv)          in the case of an Advance to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the the Required Lenders would make it impracticable for such Advance to be denominated in the relevant Alternative Currency.

The acceptance of the benefits of each Advance shall constitute a representation and warranty by such Borrower to each of the Lenders that all the applicable conditions specified in this Section 11 above have been satisfied as of that time.

12.           Representations and Warranties.  As of the date hereof and on the date of the making of any Advance, the Borrower represents and warrants that:

(a)           the representations and warranties contained in Article V of the Secured Revolving Credit Agreement (as in effect on the date hereof and without giving effect to any amendment, modification or waiver with respect to any such representation or warranty by the lenders under the Secured Revolving Credit Agreement) are true and correct in all material respects, with any references therein to the Secured Revolving Credit Agreement being deemed references hereto mutatis mutandis; and

(b)           no Default or Event of Default hereunder, and no event that constitutes a “Default” or “Event of Default” under the Secured Revolving Credit Agreement (without giving effect to any amendment, modification or waiver with respect to such event by the lenders under the Secured Revolving Credit Agreement) shall have occurred and be continuing.

13.           Covenants.

(a)           The Borrowers shall deliver to each Lender a copy of the financial statements as may be required to be delivered to the lenders from time to time pursuant to the terms of the Secured Revolving Credit Facility (as in effect on the date hereof and without giving effect to any amendment, modification or waiver with respect to such delivery requirement by the lenders under the Secured Revolving Credit Agreement), concurrently with the delivery to such lenders (or, if the Secured Revolving Credit Facility shall have been terminated, in accordance with and at such intervals as are required in such Secured Revolving Credit Facility as in effect as of the date hereof).

(b)           Concurrently with the delivery of each “Compliance Certificate” (as defined in the Secured Revolving Credit Facility as in effect on the date hereof and without giving effect to any amendment, modification or waiver with respect to such delivery requirement by the lenders under the Secured Revolving Credit Agreement), the Borrowers shall provide to each Lender a copy of such Compliance Certificate, made for the benefit of the Lenders, for the fiscal period to which such Compliance Certificate relates.

(c)           The Borrowers shall maintain compliance with the covenants contained in Article VI and Article VII of the Secured Revolving Credit Agreement (as in effect on the date hereof).

14.           Events of Default.                Should:

(a)           any Borrower fail to pay (i) any principal on any Advance when due hereunder or (ii) any interest on any Advance or any fee or other amount due under this Agreement within three Business Days of the date when due hereunder; or

(b)           any representation or warranty made or deemed made by any Borrower herein or that is contained in any certificate, document, financial or other statement furnished by in at any time under or in connection with this Agreement shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c)           any Borrower fails to perform or observe any covenant or agreement (not specified in subsection (a) above) contained in this Agreement on its part to be performed or observed and such failure continues for thirty days after written notice thereof to the Borrowers by the Lenders; or

(d)           any event constituting an “Event of Default” (as such term is defined in the Secured Revolving Credit Agreement (i) as in effect on the date hereof and (ii) in addition, as in effect from time to time) shall have occurred and be continuing (without giving effect to any amendment, modification or waiver relating to such event by the lenders under the Secured Revolving Credit Agreement); or

(e)           (i) any Borrower or Subsidiary (A) voluntarily commences any proceeding or files any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or petition described in sub-part (ii) of this Section 14(e), (C) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Subsidiary or for a substantial part of its assets, (D) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) makes a general assignment for the benefit of creditors or (F) takes any action for the purpose of effecting any of the foregoing, or (ii) an involuntary proceeding is commenced or an involuntary petition is filed seeking (A) liquidation, reorganization or other relief in respect of any Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(f)            any Borrower (x) fails to make any payment (whether of principal or interest and regardless of amount) in respect of any indebtedness having an aggregate principal amount of more than $25,000,000 (“Material Indebtedness”), when and as the same shall become due and payable (with all applicable grace periods having expired), or (y) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both, but after all applicable grace periods have expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (y) shall not apply to secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness;

then, in the case of an event of the type described in clause (e) above, the Advances and all of the Borrowers’ obligations under this Agreement and all other Obligations shall become immediately due and payable without any action on the part of the Lenders, and in the case of any of the other events specified above, the Required Lenders may by notice to the Borrowers declare the principal amount of all Advances hereunder together with accrued interest thereon and any other amounts owing hereunder to be immediately due and payable, whereupon the same shall become immediately due and payable.  The Borrowers and all other parties who, at any time, may be liable on this Agreement in any capacity, further waive its or their rights to plead any statute of limitations as a defense to any action hereunder.

15.           Right of Setoff and Collateral; Adjustments.  At any time after the occurrence and during the continuation of an Event of Default described in Section 14, without demand or notice (any such notice being expressly waived by the Borrower), each Lender may setoff all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of such Lender or any entity under the control of such Lender and its successors or assigns, or in transit to any of them, or any part thereof and apply the same to any of the Obligations or obligations of the Borrower then due and owing, regardless of the adequacy of any other collateral securing the Obligations.  Notwithstanding the foregoing or anything other provision of this Agreement to the contrary, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 14(e), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

16.           Alternative Currencies.

(a)           The Lender shall determine the Spot Rates as of each Revaluation Date to be used for calculating U.S. Dollar Equivalent amounts of Advances and any portion of Total Commitments denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Wherever in this Agreement in connection with an Advance or continuation of an Advance an amount, such as a required minimum or multiple amount, is expressed in U.S. Dollars, but such Advance is denominated in an Alternative Currency, such amount shall be the relevant Other Currency Equivalent of such U.S. Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward).

(b)           Each obligation of any Borrower to make a payment denominated in the national currency unit of any Participating Member State that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such Participating Member State, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such Participating Member State adopts the Euro as its lawful currency; provided that if any Advance in the currency of such Participating Member State is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Advance, at the end of the then current Interest Period.

17.           Definitions.  As used herein:

(a)           “Alternative Currency” means each of Euro, Sterling, Yen, Australian Dollars, and Canadian Dollars.

(b)           “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or London are authorized or required by law to remain closed; provided that, (i) when used in connection with a Loan denominated in Euros, the term “Business Day” shall also exclude any day which is not a TARGET Day, and (ii) when used in connection with a Loan denominated in any other currency, the term “Business Day” shall also exclude any day which is not a day on which dealings in such currency can occur in the London interbank market and on which banks are open for business in the principal financial center for that currency.

(c)           “Change in Law” shall mean the occurrence, after the date hereof, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

(d)           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

(e)           “Commitment” as to any Lender, shall mean the obligation of such Lender to make Advances in an aggregate principal amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1 hereto, as the same may be changed from time to time pursuant to the terms hereof.  The original amount of the Total Commitments is $100,000,000.

(f)            “Commitment Percentage” as to any Lender at any time, shall mean the percentage which such Lender’s Commitment then constitutes of the Total Commitment or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Advances then outstanding constitutes of the aggregate principal amount of Advances then outstanding.

(g)           “Default” shall mean any of the events specified in Section 14, whether or not any require for the giving of notice, the lapse of time, or both, has been satisfied.

(h)           “EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

(i)            “EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

(j)            “Event of Default” shall mean any of the events specified in Section 14; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

(k)           “Excluded Taxes” shall mean, with respect to any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall gross or net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), in each case, by the jurisdiction (or any political subdivision thereof including, without limitation, a state of the United States and any political subdivision of such state) under the laws of which such recipient is organized (or political subdivision thereof) or in which its principal office is located or in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction (or political subdivision thereof) in which any Borrower is located, (c) in the case of a Foreign Lender, any and all Taxes (including withholding tax) that are imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or are attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 7, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 7, and (d) any and all Taxes imposed on it as a result of a trade or business, a permanent establishment, or a present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (other than any connection resulting from being a Lender hereunder).

(l)            “Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which any Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

(m)          “Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

(n)           “Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

(o)           “Interest Period” shall mean that period selected by the Borrowers, within the limitations of the first paragraph of this Agreement, during which an Advance may bear interest at the applicable fixed rate.

(p)           “LIBOR” as to any Advance, shall mean the rate per annum equal to the British Bankers Association LIBOR Rate from the relevant page of the Reuters screen (or any successor to or substitute for such screen, providing rate quotations comparable to those currently provided on such page of such screen, as determined by the Lender from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in the currency of such Advance with a maturity comparable to such Interest Period; provided that if the currency of such Advance is Sterling, such rate shall be determined on the first day of such Interest Period.  If such rate is not available at such time for any reason, then “LIBOR” with respect to such Advance for such Interest Period shall be the rate at which deposits in the relevant currency of $5,000,000 (or the appropriate Other Currency Equivalent thereof) and for a maturity comparable to such Interest Period are offered by the principal London office of the Lender in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement (or, in the case of Sterling, on the first day) of such Interest Period.

(q)           “Obligations” shall mean any and all Advances and all other indebtedness and obligations and liabilities of any kind of the Borrowers to the Lenders, now or hereafter existing, arising directly between the Borrowers and the Lenders or acquired by assignment, conditionally or as collateral security by the Lenders, absolute or contingent, joint and/or several, secure or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect, including, but without limiting the generality of the foregoing, indebtedness, obligations or liabilities to the Lenders of the Borrowers as a member of any partnership, syndicate, association or other group, and whether incurred by the Borrowers as principal, surety, endorser, guarantor, accommodation party or otherwise.

(r)            “Other Currency Equivalent” means, at any time, with respect to any amount denominated in U.S. Dollars, the equivalent amount thereof in the applicable Alternative Currency, as determined by the Lender at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with U.S. Dollars.

(s)           “Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof (including, without limitation, any state in the United States and any political subdivision of any such state) (including interest, fines, penalties and additions to tax) arising from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Agreement.

(t)            “Participating Member State” means each state so described in any EMU Legislation.

(u)           “Person” shall mean any individual, partnership, joint venture, firm, corporation, association, trust, limited liability company, limited liability partnership or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

(v)           “Required Lenders” shall mean Lenders representing more than 50% of the Commitment Percentages.

(w)          “Revaluation Date” means with respect to any Advance, each date of receipt by the Lender of a request for an Advance or a continuation of an Advance, in each case, denominated in an Alternative Currency or such additional dates as the Required Lenders shall require.

(x)            “Secured Revolving Credit Agreement” shall mean the Credit Agreement, dated as of November 10, 2008, among KKR Financial Holdings LLC, certain of its subsidiaries, the lenders from time to time party thereto, the other parties and agents named therein and Bank of America, N.A., as administrative agent, as such agreement has been or may hereafter be amended, modified or supplemented from time to time and any such agreement constituting an extension, replacement or refinancing thereof.

(y)“Spot Rate” means, on any day, for any currency, the spot rate quoted by HSBC Bank plc, in London at approximately 11:00 a.m. for the purchase of such currency with another currency for delivery two Business Days later.

(z)            “Sterling” and “£” mean the lawful currency of the United Kingdom.

(aa)         “Subsidiary” as to any Person, shall mean a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided, that KKR TRS Holdings Ltd. shall be considered a Subsidiary of KKR Financial Holdings LLC so long as KKR Financial Holdings LLC owns (directly or indirectly through other Subsidiaries) a majority of the preferred shares of KKR TRS Holdings Ltd.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of KKR Financial Holdings LLC.

(bb)         “Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

(cc)         “Total Commitment” shall mean, at any time, the aggregate amount of the Advances of the Lenders outstanding at such time.

(dd)         “U.S. Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in U.S. Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in U.S. Dollars as determined by the Lenders at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of U.S. Dollars with such Alternative Currency.

18.           Miscellaneous.

(a)           Expenses. The Borrowers shall pay on demand all reasonable expenses of the Lenders in connection with the preparation, administration, default, collection, waiver or amendment of this Agreement, and/or in connection with the Lenders’ exercise, preservation or enforcement of any of its rights, remedies or options hereunder and/or thereunder, including, without limitation, fees of outside legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate).

(b)           Amendments, Modifications and Waivers. No amendment, modification or waiver of any provision of this Agreement shall be effective unless such modification or waiver shall be in writing and signed by duly authorized officers of the Required Lenders and a duly authorized officer of each Borrower, and the same shall then be effective only for the period and on the conditions and for the specific instances specified in such writing; provided, however, that no such amendment, waiver or consent shall (i) extend or increase the Commitment of any Lender without the written consent of such Lender; (ii) postpone any date fixed by this Agreement for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder without the written consent of each Lender directly affected thereby; (iii) reduce the principal of, or the rate of interest specified herein on, any Advance or any fees or other amounts payable hereunder without the written consent of each Lender directly affected thereby; (iv) change this Agreement in a manner that would alter the pro rata sharing of payments required thereby, or change any provision relating to the pro rata disbursement of funds to the Lenders, in each case, without the written consent of each Lender; (v) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; or (vi) terminate this Agreement without the written consent of each Lender.  No failure or delay by any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any rights, power or privilege.

(c)           Certain Waivers. The Borrowers, and all other parties who, at any time, may be liable under this Agreement in any capacity, hereby waives presentment, demand for payment, notice of protest, notice of dishonor, and any and all other notices or demands except as otherwise expressly provided for herein.

(d)           Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. Each Borrower agrees that any suit for the enforcement of this Agreement may be brought in the courts of the State of New York or any Federal court sitting therein and consents to the nonexclusive jurisdiction of such court and service of process in any such suit being made upon the Borrowers by mail at the address set forth on Schedule 2 hereto.  Each Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.

(e)           Pledge to Federal Reserve. Any Lender may at any time pledge all or any portion of its rights under this Agreement to any Federal Reserve Bank organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.  The Borrowers agree, upon request, to provide a promissory note in favor of any Lender to effect the foregoing; provided that any such promissory note shall incorporate a legend to the effect set forth in Section 18(p).  No such pledge or enforcement thereof shall release such Lender from its obligations hereunder.

(f)            Interest Adjustment. All agreements between the Borrowers and the Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lenders for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.  As used herein, the term “applicable law” shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date.  In this regard, it is expressly agreed that it is the intent of the Borrowers and the Lenders in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the State of New York from time to time in effect.  If, under or from any circumstances whatsoever, fulfillment of any provision hereof at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever any Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.

(g)           WAIVER OF JURY TRIAL AND CERTAIN OTHER WAIVERS. EACH BORROWER AND EACH LENDER (BY ACCEPTANCE OF AGREEMENT) COLLECTIVELY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY, AND EACH BORROWER WAIVES THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM, IN EACH CASE IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF ANY LENDER RELATING TO THE ADMINISTRATION OF THE ADVANCES AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, EACH OF THE BORROWERS AND THE LENDERS HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS.  THESE WAIVERS CONSTITUTE A MATERIAL INDUCEMENT FOR EACH LENDER TO ACCEPT AGREEMENT AND MAKE THE ADVANCES.

(h)           Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers.

(i)            Participations. Each Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrowers or any other party obligated under this Agreement, to grant to one or more banks, financial institutions or other entities that are qualified purchasers as that term is defined in the Investment Company Act of 1940, as amended (each, a “Participant”) participating interests in any obligation of such Lender to extend credit to the Borrowers and/or any or all of the Obligations held by such Lender; provided that any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement, to determine whether to make any demand for payment hereunder prior to the Termination Date and to approve any amendment, modification or waiver of any provision of this Agreement (other than any such amendment, modification or waiver which would require the consent of all Lenders pursuant to the proviso set forth in Section 19(b)).  In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrowers, such Lender shall remain responsible for the performance of its obligations hereunder and the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder.  A participant shall not be entitled to receive any greater payment under Section 5 or 7 than the applicable participation seller would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower’s prior written consent (which shall not be unreasonably withheld).  A participant shall not be entitled to the benefits of Section 7 to the extent such participant fails to comply with the obligations under Section 7 as though it were a Lender.

(j)            Assignments.  (i) Each Lender shall have the right at any time or from time to time, with the Borrowers’ prior written consent (such consent not to be unreasonably withheld), to assign all or any portion of its rights and obligations hereunder to one or more banks, financial institutions or other entities that are qualified purchasers as that term is defined in the Investment Company Act of 1940, as amended (each, an “Assignee”), and each Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as such Lender shall deem reasonably necessary to effect the foregoing;  provided that no consent of the Borrowers shall be required (x) for an assignment to an affiliate of a Lender or (y) if an Event of Default has occurred and is continuing.  In addition, at the request of any Lender and any such Assignee, the Borrowers shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the assigning Lender has retained any of its rights and obligations hereunder following such assignment, to the assigning Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by such assigning Lender, if any, prior to such assignment and shall reflect the amount of Advances held by such Assignee and the assigning Lender after giving effect to such assignment;  provided that any such promissory note shall incorporate a legend to the effect set forth in Section 18(p).  Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by such Lender in connection with such assignment, and the payment by the Assignee of the purchase price agreed to by the Lender and such Assignee, such Assignee shall be a Lender under this Agreement and shall have all of the rights and obligations of a Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by such Lender pursuant to the assignment documentation between such Lender and such Assignee, and such Lender shall be released from its obligations hereunder and thereunder to a corresponding extent.  (ii) KKR Financial Holdings LLC, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive in the absence of manifest error.  The Register shall be available for inspection by the Borrowers and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register.

(k)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders and their respective successors and permitted assigns, except that no Borrower may assign or transfer any of its rights under this Agreement without the prior written consent of each of the Lenders.  The term “Lender” as used herein shall be deemed to include the Lender and its permitted successors, endorsees and assigns.

(l)            Integration. This Agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced thereby.  All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Agreement, and no party is relying on any promise, agreement or understanding not set forth in this Agreement.

(m)          Disclosure of Information.  Each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its affiliates and to its and its affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives, in each case, who have a need to know such Information in connection with the performance of their respective duties hereunder (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or any action or proceeding relating to this Agreement or the enforcement of rights hereunder or thereunder, (f) subject to an agreement executed and delivered to and for the benefit of the Borrowers containing provisions substantially the same as those of this Section, to (i) any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Lender or any of their respective affiliates on a nonconfidential basis from a source other than the Borrowers.  For purposes of this Section, “Information” means all information received from the Borrowers or any Subsidiary relating to the Borrowers or any Subsidiary (whether before or after the date hereof) or any of their respective businesses, other than any such information that is available to any Lender on a nonconfidential basis prior to disclosure by the Borrowers or any Subsidiary, provided that, in the case of information received from the Borrowers or any Subsidiary after the date hereof, such information either is clearly identified at the time of delivery as confidential or is material non-public information.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  Each of the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information, (c) it will handle such material non-public information in accordance with applicable law, including Federal and state securities laws and (d) the confidentiality provisions contained herein, in so far as such provisions relate to material proprietary Information, shall survive for 12 months following the Termination Date and, in so far as such provisions relate to material non-public information, shall survive in accordance with applicable law.

(n)           Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(o)           Borrower Notices, Payments, etc..  Notwithstanding anything to the contrary contained herein, it is understood and agreed that all notices and other information to be provided by or to any Borrower, all payments owning by any Borrower hereunder, and any consent required from the Borrowers in respect of any assignment, waiver, modification or amendment to may be made or given by or to KKR Financial Holdings LLC, in each case in full satisfaction of the terms of this Agreement without any further notice, payment or consent in respect of the other Borrowers.

(p)           Original Issue Discount Legend.  For purposes of the Code, each Advance is being issued with original issue discount.  A Lender may contact the Chief Financial Officer of KKR Financial Holdings LLC, as agent of each Borrower, at:  555 California Street 50th Floor, San Francisco, California 94104, who will provide such Lender with the issue price, the amount of original issue discount, the issue date and the yield to maturity of the applicable Advance.

(q)           Lenders are Qualified Purchasers. Each Lender hereby represents that, as of the date of this Agreement, it is a qualified purchaser as that term is defined in the Investment Company Act of 1940, as amended.

(r)                                    Judgment Currency. (i) The Borrowers’ obligations hereunder to make payments in a specified currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the each Lender of the full amount of the Obligation Currency expressed to be payable to such Lender under this Agreement. If, for the purpose of obtaining or enforcing judgment against any Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by a known dealer in such currency designated by the Lenders) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(ii) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(iii) For purposes of determining any rate of exchange or currency equivalent for this Section 18(s), such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

(s)           Termination of Secured Revolving Credit Agreement. If the Secured Revolving Credit Agreement is terminated (and not otherwise extended, replaced or refinanced), to the extent any term hereunder refers to the Secured Revolving Credit Agreement (and such reference does not otherwise provide), such reference shall mean the Secured Revolving Credit Agreement as in effect immediately prior to such termination.

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed an delivered by their proper and duly authorized officers as of the day and year first above written.

KKR FINANCIAL HOLDINGS LLC

By:	/s/ Andrew J. Sossen
Name:	Andrew J. Sossen
Title:	Secretary

KKR FINANCIAL HOLDINGS II, LLC

By:	/s/ Andrew J. Sossen
Name:	Andrew J. Sossen
Title:	Secretary

KKR FINANCIAL HOLDINGS III, LLC

By:	/s/ Andrew J. Sossen
Name:	Andrew J. Sossen
Title:	Secretary

KKR FINANCIAL HOLDINGS, INC.

By:	/s/ Andrew J. Sossen
Name:	Andrew J. Sossen
Title:	Secretary

KKR FINANCIAL HOLDINGS, LTD.

By:	/s/ Andrew J. Sossen
Name:	Andrew J. Sossen
Title:	Secretary

KKR TRS HOLDINGS, LTD.

By:	/s/ Andrew J. Sossen
Name:	Andrew J. Sossen
Title:	Secretary

[Signature Page to Revolving Credit Agreement]

KKR FINANCIAL ADVISORS LLC, as a Lender

By:	/s/ MICHAEL R. MCFERRAN
Name: Michael R. McFerran
Title: Authorized Signatory

KOHLBERG KRAVIS ROBERTS & CO. (FIXED INCOME) LLC, as a Lender

By:	/s/ MICHAEL R. MCFERRAN
Name: Michael R. McFerran
Title: Authorized Signatory

[Signature Page to Revolving Credit Agreement]